UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 8, 2006, the Board of Directors of ManTech International Corporation elected Lt. Gen. Kenneth A. Minihan to the Company’s Board of Directors. Prior to Mr. Minihan’s election, the Board had voted to increase the size of the Board of Directors by one number. The Board is now comprised of ten members.

At the time of this filing, the Board of Directors had not yet determined on which Board committees, if any, Gen. Minihan will serve.

A copy of the June 12, 2006 press release announcing the election of Gen. Minihan is attached to this Current Report on
Form 8-K as Exhibit 99.1. The information contained in this press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	ManTech International Corporation Press Release, dated June 12, 2006, announcing the election of Lt. Gen. Kenneth A. Minihan to the ManTech Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date:	June 13, 2006	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer